The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-224367
Subject to Completion, dated June 12, 2020
Preliminary Prospectus Supplement
(To Prospectus dated June 3, 2020)
$
    % Fixed-to-Floating Rate Senior Notes due June   , 2030
United Community Banks, Inc. is offering $     aggregate principal amount of    % Fixed-to-Floating Senior Notes due June   , 2030 (the “Senior Notes”). From and including June   , 2020 to, but excluding June   , 2025, we will pay interest on the Senior Notes semi-annually in arrears on each June 15 and December 15 at a fixed annual interest rate equal to    %. From and including June   , 2025, to, but excluding      , the maturity date or earlier redemption date, the Senior Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of     basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June   , 2025.
The Senior Notes are redeemable, in whole or in part, at our option on any interest payment date on or after June   , 2025. The redemption price will be equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. We will provide 30 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. The Senior Notes are not otherwise redeemable prior to maturity.
The Senior Notes will be issued pursuant to an indenture, to be dated as of            , 2020 (the “Base Indenture”), between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of            , 2020 (the “Supplemental Indenture” together with the Base Indenture, the “Indenture”), between us and the Trustee.
The Senior Notes will rank equally with all of our other existing and future senior unsecured indebtedness. The Senior Notes will not be guaranteed by any of our subsidiaries, and there is no sinking fund for the Senior Notes.
The Senior Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Senior Notes.
Investing in the Senior Notes involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference.
	Per Senior Note	Total
Public offering Price(1)	%	$
Underwriting discounts and commissions	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from the original issue date.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The Senior Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the FDIC or any other governmental agency or instrumentality.
The underwriters expect to deliver the Senior Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), against payment therefor in immediately available funds, on or about                 , 2020.
Joint Book-Running Managers
US Bancorp	Morgan Stanley
Prospectus Supplement dated June    , 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any pricing supplement or free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement and the accompanying prospectus, or any pricing supplement or any free writing prospectus is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Senior Notes. In case there are differences or inconsistencies between this prospectus supplement and the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus supplement and the accompanying prospectus and the issuance of the Senior Notes in certain jurisdictions may be restricted by law. We are issuing the Senior Notes only in jurisdictions where such issuances are permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Senior Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Senior Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page S-11 of this prospectus supplement and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus supplement and the accompanying prospectus. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•
our Proxy Statement for the 2020 Annual Meeting of our shareholders, filed with the SEC on March 24, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020; and

•
our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 7, 2020, June 8, 2020 and June 10, 2020 (in each case, except to the extent “furnished” but not filed).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Senior Notes offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is or deemed to be incorporated by reference herein or therein modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or accompanying prospectus by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus supplement.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, or similar expressions. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about our future performance, operations, products and services, and should be viewed with caution.
Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are out of our control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus supplement or our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the following factors:
•
negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidents, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense;

•
changes in loan underwriting, credit review or loss policies associated with economic conditions, examination conclusions or regulatory developments, either as they currently exist or as they may be affected by conditions associated with the COVID-19 pandemic;

•
the COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•
strategic, market, operational, liquidity and interest rate risks associated with our business;

•
continuation of historically low interest rates coupled with other potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of London Interbank Offered Rate (“LIBOR”) as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;

•
our lack of geographic diversification and any unanticipated or greater than anticipated adverse conditions in the national or local economies in which we operate;

•
our loan concentration in industries or sectors that may experience unanticipated or greater than anticipated adverse conditions than other industries or sectors in the national or local economies in which we operate;

•
the risks of expansion into new geographic or product markets;

•
risks with respect to future mergers or acquisitions, including our ability to successfully expand and complete acquisitions and integrate businesses and operations that we acquire;

•
our ability to attract and retain key employees;

•
competition from financial institutions and other financial service providers including financial technology providers and our ability to attract customers from other financial institutions;

•
losses due to fraudulent and negligent conduct of our customers, third party service providers or employees;

•
cybersecurity risks and the vulnerability of our network and online banking portals, and the systems or parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect our business and financial performance or reputation;

•
our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•
the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;

•
the availability of and access to capital;

•
legislative, regulatory or accounting changes that may adversely affect us;

•
volatility in the allowance for credit losses resulting from changes in the estimated current expected credit losses, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic;

•
adverse results (including judgments, costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory proceedings, examinations, investigations, or similar matters, or developments related thereto;

•
any matter that would cause us to conclude that there was impairment of any asset, including intangible assets;

•
limitations on our ability to make dividends and other distributions from the Bank to the Company, which could affect the Company liquidity, including the ability to pay dividends to shareholders or take other capital actions; and

•
other risks and uncertainties disclosed in documents filed or furnished by us with or to the SEC, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that we file with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement and should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and does not contain all the information you will need to make your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before making your investment decision. This prospectus supplement provides you with a general description of United, the Senior Notes issuable under this prospectus supplement and the offering. The accompanying prospectus, including exhibits to the prospectus, provides additional information about us and the Senior Notes.
The Company
We are a bank holding company headquartered in Blairsville, Georgia. At March 31, 2020, United had total assets of $13.1 billion, total loans of $8.9 billion, total deposits of $11.0 billion and shareholders’ equity of $1.6 billion. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 149 offices in Georgia, North Carolina, South Carolina and Tennessee.
We provide a wide array of commercial and consumer banking services, including checking, savings and time deposit accounts, secured and unsecured loans, mortgage loans, payment services, wire transfers, brokerage, investment advisory services and other related financial services to our customers. Our business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. We believe that this combination of service and expertise sets us apart and is instrumental in our strategy to build long-term relationships. We operate as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to our larger, more sophisticated, customers. Our organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of our Commercial Banking Solutions unit.
We offer a full range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses, mid-sized commercial businesses and non-profit organizations, including originating loans partially guaranteed by the SBA and to a lesser extent by the USDA loan programs. We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. We also own a captive insurance subsidiary, NLFC Reinsurance Corp., Inc., which provides reinsurance on a property insurance contract covering equipment financing by the Company’s equipment financing division and risk management services. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus supplement by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Recent Developments
Pending Acquisition of Three Shores Bancorporation, Inc. (“Three Shores”)
On March 9, 2020, we announced that we had reached a definitive agreement to acquire Three Shores (the “Merger”) including its wholly-owned subsidiary, Seaside National Bank & Trust (“Seaside”). Based in Orlando, Florida, Seaside is a premier commercial lender with a strong wealth management platform. The transaction is consistent with our commitment to grow our commercial lending business, providing attractive risk-adjusted returns and enabling us to further expand our client offerings.
As of December 31, 2019, Seaside reported outstanding loans totaling approximately $1.4 billion, comprised of a diversified group of small business borrowers operating in multiple industries in Florida. Additionally, Seaside operates a wealth management platform with more than $900 million of client assets under advisement.
Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Three Shores’ stockholders (including holders of Three Shores’ common stock and Three Shores’ Series D-1, Series D-2, Series D-3 and Series D-4 preferred stock) will receive 0.33 shares of the Company’s common stock. Further, in addition to the Company’s common stock to be issued in the Merger, the Company will pay approximately $25 million to extinguish all outstanding options to acquire (or make follow-on investments in) Three Shores capital stock.
The Merger is subject to the approval of the stockholders of Three Shores (including both its holders of common stock and Series D preferred stock) and other customary conditions. The Merger is expected to close in the third quarter of 2020.
Risk Factors
Investing in the Senior Notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-11 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Offering
The following description contains basic information about the Senior Notes and this offering. This is not complete and does not contain all of the information that you should consider before investing in the Senior Notes. For a more complete understanding of the Senior Notes, you should read the section of this prospectus supplement entitled “Description of the Senior Notes” and the section in the accompanying prospectus entitled “Description of Securities — Description of Debt Securities.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information and the information in “Description of the Senior Notes”.
Issuer
United Community Banks, Inc., a Georgia corporation and bank holding company
Securities Offered
$      aggregate principal amount of    % Fixed-to-Floating Rate Senior Notes due June   , 2030
Issue Date
June   , 2020
Maturity Date
June   , 2030
Interest Rate
From and including the date of original issuance to, but excluding, June   , 2025 (the “fixed rate period”), the Senior Notes will bear interest at a rate of    % per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, a “fixed rate interest payment date”), commencing on December   , 2020. The last fixed rate interest payment date for the fixed rate period will be June   , 2025.
From and including June   , 2025, to, but excluding, the maturity date or the date of earlier redemption (the “floating rate period”), the Senior Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on June   , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of Senior Notes — Interest”).
If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of Senior Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of Senior Notes — Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Senior Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Senior Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of Senior Notes”) plus       basis points.
Interest Payment Dates
Interest on the Senior Notes will be payable on June 15 and December 15 of each year through, but not including, June   , 2025, and thereafter on March 15, June 15, September 15 and December 15 of each year to, but excluding, the maturity date or earlier redemption. The first interest payment will be made on December   , 2020.
Day Count Convention
30/360 during the fixed rate period and actual/360 for the floating rate period.
No Guarantees
The Senior Notes are not guaranteed by any of our subsidiaries. As a result, the Senior Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Description of Senior Notes — Ranking.”
Ranking
The Senior Notes will be senior, unsecured obligations, will rank equally with all of our existing and future senior and unsecured indebtedness, senior in right of payment to the Company’s trust preferred securities guarantees and the Company’s 8.125% junior subordinated deferrable interest debentures due 2028, floating rate junior subordinated debentures due 2034, fixed rate junior subordinated debentures due 2038 and variable rate subordinated debentures due 2038, and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of March 31, 2020, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $11.35 billion. All of such debt and other liabilities would rank structurally senior to the Senior Notes in case of liquidation or otherwise. As of March 31, 2020, United (parent company only) had approximately $85.0 million of outstanding senior debt and approximately $136.3 million of outstanding subordinated and junior subordinated debt.
The Indenture pursuant to which we will issue the Senior Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption
The Senior Notes are redeemable, in whole or in part, at our option on any interest payment date on or after June , 2025. The redemption price will be equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. We will provide 30 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. Other than as set forth in this paragraph, the Senior Notes are not redeemable prior to maturity.
Sinking Fund
None.
Further Issuance
The Senior Notes will initially be limited to an aggregate principal amount of $      . We may, without consent, increase the principal amount of the Senior Notes by issuing an unlimited principal amount of additional Senior Notes in the future on the same terms and conditions as the Senior Notes offered hereby, except for any differences in the issue date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the Senior Notes offered hereby; provided that if any additional Senior Notes are not fungible with the Senior Notes offered hereby for U.S. federal income tax purposes, such additional Senior Notes will be issued under a separate CUSIP number.
Use of Proceeds
We estimate that the net proceeds from the sale of the Senior Notes offered hereby, after deducting the underwriting discounts and certain offering expenses, will be approximately $      million. We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes. Such general corporate purposes could include, without limitation, repayment of our existing indebtedness, funding our capital expenditures, operating expenses and working capital needs; implementing growth strategies, including opportunistic strategic acquisitions and payment of the cash consideration in the Merger.
Public Offering Price
    % plus accrued interest, if any, from and including June    , 2020
Form and Denomination
The Senior Notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Listing
United does not intend to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on a quotation system. Currently, there is no public market for the Senior Notes and there can be no assurance that any public market for the Senior Notes will develop.
Governing Law
The Senior Notes and the Indenture will be governed by the laws of the State of New York.
Risk Factors
See “Risk Factors” beginning on page S-11 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Senior Notes.
Trustee
U.S. Bank National Association
Calculation Agent
We will appoint a calculation agent for the Senior Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

RISK FACTORS
Investing in the Senior Notes involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the section entitled “Risk Factors” in each of the accompanying prospectus and our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if any, that we have filed or will file with the SEC and which are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “A Warning About Forward-Looking Statements”.
Risks Related to the Senior Notes
The Senior Notes will be our obligations and not obligations of, or guaranteed by, our subsidiaries and will be structurally subordinated to all liabilities of our subsidiaries.
The Senior Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the Senior Notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the Senior Notes.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Senior Notes or to provide us with funds to pay our obligations on the Senior Notes, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our stockholders. The Bank may not, without prior regulatory approval, pay a dividend in an amount greater than its undivided profits. If the Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the Senior Notes.
In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the Senior Notes to benefit indirectly from that distribution also will be subject to these prior claims. The Senior Notes are not guaranteed by any of our subsidiaries. As a result, the Senior Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the Senior Notes would have any claims to those assets. Therefore, you should look only to our assets for payments on the Senior Notes. As of March 31, 2020, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $11.35 billion. All of such debt and other liabilities would rank structurally senior to the Senior Notes in case of liquidation or otherwise. As of March 31, 2020, United (parent company only) had approximately $85.0 million of outstanding senior debt and approximately $136.3 million of outstanding subordinated and junior subordinated debt.
The Senior Notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.
The Senior Notes will be effectively subordinated to any of the existing and future secured debt we or our subsidiaries may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Senior Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Senior Notes. Holders of the Senior Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the Senior Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Senior Notes. As a result, if holders of the Senior Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.
We may be unable to repay the Senior Notes.
As a bank holding company, our ability to pay interest on, and the principal amount of, our indebtedness, including the Senior Notes, depends primarily on the receipt of dividends from the Bank as our wholly-owned bank subsidiary. Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the Bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements.
Our failure to pay interest on, or the principal amount of, the Senior Notes when due and payable will constitute an event of default under the Senior Notes and the Indenture (as defined below). We may not have sufficient funds to make the required interest payments or the principal amount at maturity of the Senior Notes or have the ability to arrange necessary financing on acceptable terms. We also cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay such amounts when due. In addition, future borrowing arrangements or regulatory or other agreements or obligations to which we become a party may contain restrictions on, or prohibitions against, our repayment of the Senior Notes. Our inability to pay for your Senior Notes could result in your receiving substantially less than the principal amount of the Senior Notes.
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the Senior Notes.
Our principal and interest payment obligations under our currently outstanding indebtedness are significant. The degree to which we will be leveraged after incurring any additional indebtedness pursuant to this offering could materially and adversely affect our ability to obtain additional necessary financing and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business, regulatory and other factors affecting our operations, many of which are beyond our control.
We may be unable to generate sufficient cash flow to satisfy our obligations under the Senior Notes.
Our ability to generate cash flow from operations to make interest payments on the Senior Notes will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow to satisfy our obligations under the Senior Notes, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. Such additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations, incur substantially more debt or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.
There are limited covenants in the Indenture pursuant to which we will issue the Senior Notes.
Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture pursuant to which we will issue the Senior Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Senior Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests over our assets, except to the extent described under “Description of Notes — Merger, Consolidation or Sale of Assets” and “Description of Notes — Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes — Merger, Consolidation or Sale of Assets” and “Description of Notes — Certain Covenants” included in this prospectus supplement.
The Senior Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.
The Senior Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
You may be unable to sell the Senior Notes because there is no public trading market for the Senior Notes.
The Senior Notes are a new issue of securities with no established trading market. The Senior Notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the Senior Notes will be relatively illiquid and you may be unable to sell your Senior Notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the Senior Notes, one or more of the underwriters currently intend to make a secondary market in the Senior Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the Senior Notes may not develop or any such market may not have sufficient liquidity.
If a trading market for the Senior Notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the Senior Notes.
If a trading market develops, the liquidity and prices of the Senior Notes will depend on many factors, including: (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; and (iv) the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the Senior Notes.
In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including us and the Bank. A negative change in ratings or outlook could have an adverse effect on the liquidity and price of the Senior Notes.
A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.
We and/or the holders of the Senior Notes may be adversely affected by unfavorable rating actions from (or an adverse development affecting) credit rating agencies.
Our ability to access the capital markets is important to our overall funding profile. This access and the interest rates that we pay on our securities are influenced by, among other things, the ratings assigned by rating agencies to us and particular classes of securities that we issue. In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings, and our ratings may change from time to time. In addition, rating agencies have themselves been subject to scrutiny arising from the 2008 financial crisis, and rating agencies may make, or be required to make, substantial changes to their ratings policies and practices, and such changes may affect ratings of our securities.
A rating agency may downgrade, qualify or withdraw a rating at any time. Any decrease, or potential decrease, in credit ratings could have an adverse effect on the market price of the Senior Notes, impair our ability to access the capital markets and/or increase the cost of our debt, and thereby adversely affect our liquidity and financial condition. We also cannot predict whether customer relationships or opportunities for future relationships could be adversely affected by customers who choose to do business with a higher rated institution. Additionally, rating agencies that we have not engaged to provide a rating may nevertheless issue an unsolicited rating. If any such unsolicited ratings are issued, they may be different from the ratings previously issued by other rating agencies. The issuance of unsolicited ratings that are different from the previously issued ratings may affect the value of the Senior Notes. Below investment-grade securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities. If the SEC determines in the future that any rating agency that has rated us or the Senior Notes no longer qualifies as a “nationally recognized statistical ratings organization” for purposes of the federal securities laws, that determination may have an adverse effect on the market price of the Senior Notes.
The amount of interest payable on the Senior Notes will vary after June   , 2025.
During the fixed rate period, the Senior Notes will bear interest at an initial rate of    % per annum. Thereafter, the Senior Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus      basis points, subject to the provisions under “Description of the Senior Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
You should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked Senior Notes, we mean the Senior Notes at any time when the interest rate on the Senior Notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Senior Notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked Senior Notes and the trading prices for the SOFR-linked Senior Notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Senior Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked Senior Notes, which may adversely affect the trading prices of the SOFR-linked Senior Notes. In addition, the interest rate on the SOFR-linked Senior Notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Senior Notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked Senior Notes at a rate equal to the spread of    % per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked Senior Notes.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked Senior Notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked Senior Notes.
Any market for the SOFR-linked Senior Notes may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked Senior Notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked Senior Notes may be lower than those of later-issued securities that are linked to

SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked Senior Notes, the trading price of the SOFR-linked Senior Notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked Senior Notes at all or may not be able to sell the SOFR-linked Senior Notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked Senior Notes.
The interest rate for the Senior Notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the Senior Notes, the interest rate on the Senior Notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR (“Three-Month Term SOFR”). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Senior Notes. If, at the commencement of the floating rate period for the Senior Notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto (“Relevant Governmental Body”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Senior Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the Senior Notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Senior Notes, which are defined in the terms of the Senior Notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Senior Notes during the floating rate period, which could adversely affect the return on, value of and market for the Senior Notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Senior Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the Senior Notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Senior Notes.
Under the benchmark transition provisions of the Senior Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Senior Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Senior Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Senior Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.
We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Senior Notes.
Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Senior Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Senior Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. We will act as the initial calculation agent and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Senior Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Senior Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Senior Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Senior Notes will be conclusive and binding absent manifest error.
The Senior Notes may be issued with original issue discount for U.S. federal income tax purposes.
The Senior Notes may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Certain Material U.S. Federal Income Tax Consequences.”
Risks Associated with Our Business and Related to Regulatory Events
For a discussion of the risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the supplemental risk factor set forth below, as well as the section entitled “Risk Factors” in each of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated in this prospectus supplement by reference.
As a participating lender in the SBA Paycheck Protection Program (“PPP”), the Company and the Bank are subject to risks of regulatory enforcement regarding the Bank’s processing of loans for the PPP, and recently received a Civil Investigative Demand (“CID”) from the U.S. Department of Justice (“DOJ”) regarding its PPP activities.
The Bank is a participating lender in the Small Business Administration’s (“SBA”) PPP, established by the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The Bank has funded 10,860 PPP loans for over $1.1 billion, excluding approximately $33 million previously returned by borrowers. Because of the short timeframe between the passing of the CARES Act and implementation of the PPP, some of the rules and guidance relating to PPP were issued after lenders began processing PPP applications. Also, there was and continues to be uncertainty in the laws, rules, and guidance relating to the PPP.
The PPP program may attract significant interest from federal and state enforcement authorities, oversight agencies, regulators, and Congressional committees. As previously disclosed in our Current Report on Form 8-K dated June 2, 2020, on May 27, 2020, the Bank received a CID from the DOJ pursuant to the False Claims Act, directing the Bank and its affiliated entities to produce certain documents and respond to written interrogatories relating to the PPP loans approved by the Bank, the Bank’s non-payment of fees to agents of borrowers and the Bank’s policies related to payment or non-payment of agent fees. There is risk that the DOJ, as part of this investigation, or another governmental entity as part of any subsequent investigation, could conclude there is a deficiency in the manner in which the Bank originated, funded, or serviced PPP loans. The Company cannot predict the outcome of the investigation or the effect of the findings of the DOJ investigation that is the subject of the CID, but it is possible that this matter, or any future regulatory enforcement matters, could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition, and thereby adversely affect your investment in the depositary shares.
Furthermore, state Attorneys General and other federal and state agencies may assert that they are not subject to the provisions of the CARES Act and the PPP regulations entitling the Bank to rely on borrower certifications, and take more aggressive action against the Bank for alleged violations of the provisions governing the Bank’s participation in the PPP. Federal and state regulators can impose or request that we consent to substantial sanctions, restrictions and requirements the Bank if they determine, upon examination or otherwise, violations of laws, rules or regulations with which we or the Bank must comply, or weaknesses or failures with respect to general standards of safety and soundness. Such enforcement may be formal or informal and can include directors’ resolutions, memoranda of understanding, cease and desist or consent orders, civil money penalties and termination of deposit insurance and bank closures. Any such enforcement matters could adversely affect our business, reputation, results of operation and financial condition, and thereby adversely affect your investment in the depositary shares.
Additional risks associated with our participation in the PPP are set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, under “Item 1A Risk Factors  —  ”As a participating lender in the SBA Paycheck Protection Program (“PPP”), the Company and the Bank are subject to litigation risk regarding the Bank’s processing of loans for the PPP, reputational risk, and risk that the SBA may not fund some or all PPP loan guaranties,” which is incorporated in this prospectus supplement by reference.

USE OF PROCEEDS
The proceeds to us from the sale of the Senior Notes will be approximately $      (after deducting estimated underwriting discounts and commissions and estimated offering expenses). We intend to use the net proceeds from the sale of the Senior Notes for general corporate purposes. Such general corporate purposes could include, without limitation, repayment of our existing indebtedness, funding our capital expenditures, operating expenses and working capital needs; implementing growth strategies, including opportunistic strategic acquisitions and payment of the cash consideration in the Merger.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of March 31, 2020, (1) on an actual consolidated basis and (2) on a consolidated basis, as adjusted to give effect to: (i) the sale of the Senior Notes in this offering, but not the application of the net proceeds from such sale, and (ii) the sale of 4,000,000 depositary shares each representing a 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock subsequent to March 31, 2020. Additionally, it does not contemplate the revaluation of our net deferred tax asset.
The following table should be read in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
	As of March 31, 2020
	Actual	As Adjusted
	(unaudited) (in thousands)
Federal Home Loan Bank advances and other borrowings over one year	$0	$
Long-term debt:
5.00% Senior Notes due 2022	50,000
5.50% Senior Notes due 2027	35,000
6.25% Subordinated Notes due 2025	11,250
4.50% Subordinated Notes due 2028	100,000
Trust preferred securities	25,002
Total long-term debt	221,252
Shareholders’ equity:
Common stock, $1 par value; 150,000,000 shares authorized; 78,283,544 and 79,013,729 shares issued and outstanding, actual and as adjusted, respectively	78,284
Common stock issuable; 588,445 shares and 664,640 shares	10,534
Series I Non-Cumulative Preferred Stock — $25,000 liquidation preference per share, no shares issued and outstanding (actual) and 4,000 shares issued and outstanding (as adjusted)	—
Capital surplus	1,478,719
Retained earnings	54,206
Accumulated other comprehensive loss	18,868
Total shareholders’ equity	1,640,612
Total capitalization	$1,861,864	$

DESCRIPTION OF THE SENIOR NOTES
The Senior Notes offered by this prospectus supplement will be issued by United under an Indenture dated as of June   , 2020 (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of June   , 2020, between us and U.S. Bank National Association, as trustee (the “Trustee”). We refer to the Base Indenture, together with the first supplemental indenture, as the “Indenture.” The following description of the Senior Notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Senior Notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the Senior Notes. For purposes of this section, references to “United Community Banks, Inc.,” “we,” “us” or “our” include only United Community Banks, Inc. and not any of its subsidiaries.
This section outlines the specific financial and legal terms of the Senior Notes that are more generally described under “Description of Securities  —  Description of Debt Securities” beginning on page 10 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of Securities  —  Description of Debt Securities” in the accompanying prospectus, the terms described here shall prevail.
General
The Senior Notes will be a series of our senior debt securities. The Senior Notes will be issued under the Indenture, between us and the Trustee. The Trustee’s main role is to enforce your rights against us if we default. The following description of the Senior Notes may not be complete and is subject to and qualified in its entirety by reference to the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.
The Senior Notes will be issued in fully registered book-entry form without coupons and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Senior Notes on any securities exchange. The Senior Notes will be unsecured and unsubordinated and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness. The Senior Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the Senior Notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the Senior Notes. United may from time to time, without notice or consent of the holders of the Senior Notes, incur additional senior indebtedness ranking equally with the Senior Notes, as well as additional subordinated indebtedness ranking junior to the Senior Notes. As of March 31, 2020, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $11.35 billion.
Since we are a holding company, our rights and the rights of our creditors, including holders of the Senior Notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of the Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.
The Senior Notes will be subject to defeasance under the conditions described below in “— Discharge, Defeasance and Covenant Defeasance.”
The Senior Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve or any other governmental agency or instrumentality.
The Senior Notes will initially be limited to an aggregate principal amount of $   . We may, without the consent of the holders of the Senior Notes, increase the principal amount of the Senior Notes by issuing additional notes in the future with the same terms and conditions, except for any differences in the issue date, the issue price and interest accrued prior to the date of issuance of the additional notes, and with the same CUSIP number as the Senior Notes offered by this prospectus supplement; provided that if any additional notes are not fungible with the Senior Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued under a separate CUSIP number. The Senior Notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.
The Senior Notes will mature at 100% of their principal amount on June   , 2030 (the “maturity date”).
The Senior Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.
Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company.
Interest
From and including the date of original issuance to, but excluding, June   , 2025 (the “fixed rate period”), the Senior Notes will bear interest at a rate of    % per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, a “fixed rate interest payment date”), commencing on December   , 2020. The last fixed rate interest payment date for the fixed rate period will be June   , 2025.
From and including June   , 2025, to, but excluding, the maturity date or the date of earlier redemption (the “floating rate period”), the Senior Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of     basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on March 15 , June 15, September 15 and December 15 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on June   , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the Senior Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” and have the meanings set forth below under the heading “— Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “— Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Senior Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Senior Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus      basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Senior Notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the Senior Notes upon request and will be provided to the trustee.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Senior Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Senior Notes to, but excluding, the applicable interest payment date or the maturity date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the maturity date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Senior Notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each Senior Note will be payable to the person in whose name such Senior Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Senior Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Senior Notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Senior Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
“Business day” means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close or (ii) a day on which the corporate trust office of the trustee is not closed for business.
Ranking
The Senior Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, senior in right of payment to the Company’s trust preferred securities guarantees and the Company’s 8.125% junior subordinated deferrable interest debentures due 2028, floating rate junior subordinated debentures due 2034, fixed rate junior subordinated debentures due 2038 and variable rate subordinated debentures due 2038, and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of Senior Notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including the Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Senior Notes or to provide us with funds to pay our obligations on the Senior Notes, whether by dividends, distributions, loans or other payments. Our subsidiaries may, without notice or consent of the holders of the Senior Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Senior Notes. As of March 31, 2020, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $11.35 billion. All of such debt and other liabilities would rank structurally senior to the Senior Notes in case of liquidation or otherwise. As of March 31, 2020, United (parent company only) had approximately $85.0 million of outstanding senior debt and approximately $136.3 million of outstanding subordinated and junior subordinated debt.

Optional Redemption
The Senior Notes are redeemable, in whole or in part, at our option on any interest payment date on or after June , 2025. The redemption price will be equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. We will provide 30 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. Other than as set forth in this paragraph, the Senior Notes are not redeemable prior to maturity.
Merger, Consolidation or Sale of Assets
We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation, trust or other entity, provided that:
•
we are the survivor in the merger, or the survivor, if not us, (1) is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on all of the outstanding Senior Notes and the due and punctual performance and observance of all of the covenants and conditions to be performed by us contained in the Indenture;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no Event of Default (as defined below) under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

•
if, as a result of the transaction, our property or assets would be subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted under the Indenture, we or such successor person, as the case may be, shall take steps to secure the Senior Notes equally and ratably with all indebtedness secured in the transaction; and

•
we deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer of our properties and assets complies with the Indenture and that all conditions precedent to such consolidation, merger or transfer of properties and assets have been complied with.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the Indenture.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Indenture providing for a put or increased interest or that would otherwise afford holders of the Senior Notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Certain Covenants
Consolidation, Merger and Sale of Assets.   Subject to certain exceptions, for so long as any of the Senior Notes are outstanding, the Company and the Company’s depository institution subsidiary, the Bank, will not, directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Bank, nor will the Company permit the Bank to issue such securities of the Bank if, in each case, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding voting stock of the Bank.

Additionally, for so long as any of the Senior Notes are outstanding, and subject to certain exceptions, the Company will not permit the Bank to merge or consolidate with or into any corporation or other person, unless:
•
the Company is the surviving corporation or person; or

•
unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding voting stock.

Further, the Company will not permit the Bank to lease, sell, assign or transfer all or substantially all of its properties and assets to any person (other than the Company), unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that person.
Liens.   Subject to certain exceptions, for so long as any of the Senior Notes are outstanding, the Company and the Bank, will not create, assume, incur, encumbrance or lien, as the security for indebtedness for borrowed money, upon any shares of voting stock of the Bank (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock), without making effective provision whereby the Senior Notes shall be equally and ratably secured with any and all such indebtedness, if such action would result in the Company not continuing to own at least 80% of the issued and outstanding voting stock of the Bank.
Events of Default, Notice and Waiver
Each of the following “Events of Default” set forth in the Indenture will be applicable to the Senior Notes:
•
we fail for 30 days to pay any installment of interest payable on the Senior Notes;

•
we fail to pay the principal of (or premium, if any, on) the Senior Notes when due;

•
we default in the performance of or breach any other covenant or agreement we made in the Indenture with respect to the Senior Notes which default or breach has continued for 90 days after written notice as provided for in accordance with the Indenture by the Trustee or by the holders of at least 25% in principal amount of the Senior Notes;

•
we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us by the Trustee or the holders of at least 25% in principal amount of the Senior Notes in accordance with the Indenture; and

•
certain events of bankruptcy, insolvency or reorganization of us or our principal banking subsidiary occur.

If there is a continuing Event of Default under the Indenture with respect to the Senior Notes, then the Trustee or the holders of not less than 25% of the total principal amount of the Senior Notes may declare immediately due and payable the principal amount of the Senior Notes.
If an Event of Default occurs as a result of our bankruptcy, insolvency or reorganization, the principal amount of the Senior Notes shall become immediately due and payable automatically, and without any declaration or other action on the part of the Trustee or any holder.
However, at any time after a declaration of acceleration with respect to Senior Notes then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Senior Notes may rescind and annul such declaration and its consequences if:

•
we deposit with the Trustee all required payments of the principal of, and interest on the Senior Notes (and, to the extent lawful, interest on overdue installments of interest) plus certain fees, expenses, disbursements and advances of the Trustee; and

•
all Events of Default, other than the non-payment of accelerated principal of the Senior Notes, have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in principal amount of the Senior Notes may waive any past default with respect to the Senior Notes and its consequences, except a default consisting of:
•
our failure to pay the principal of or interest on the Senior Notes; or

•
a default relating to a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holders of each outstanding Senior Note.

The Trustee is generally required to give notice to the holders of the Senior Notes within 90 days of a default of which a responsible officer of the Trustee has actual knowledge under the Indenture unless the default has been cured or waived.
The Indenture provides that no holder of the Senior Notes may institute a proceeding with respect to the Indenture or for any remedy under the Indenture, unless such holder has previously given notice to the Trustee of an Event of Default and the Trustee fails to act for 60 days after:
•
it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Senior Notes, as well as an offer of indemnity satisfactory to the Trustee; and

•
no direction inconsistent with such written request has been given to the Trustee during that 60-day period by the holders of a majority in principal amount of the Senior Notes.

Subject to provisions in the Indenture relating to the Trustee’s duties in case of default, the Trustee is not under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Senior Notes, unless the holders of the Senior Notes have offered to the Trustee security or indemnity satisfactory to the Trustee. Subject to these provisions for the indemnification of the Trustee, the holders of not less than a majority in principal amount of the Senior Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law, the Indenture, is unjustly prejudicial to the holders not joining in any such direction or which may involve the Trustee in personal liability.
Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the Indenture and, in the event of any non-compliance, specifying such non-compliance and the nature and status of the non-compliance.
Modification of the Indenture
Modification and amendment of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of the Senior Notes. However, no modification or amendment may, without the consent of each holder affected thereby, do any of the following:
•
change the stated maturity or due date of the principal of or interest payable on the Senior Notes or change any place of payment where or the currency in which such principal and interest is payable;

•
reduce the principal amount of or the rate or amount of interest on the Senior Notes;

•
impair the right to institute suit for the enforcement of any payment on or with respect to the Senior Notes (or, in the case of redemption, on or after the redemption date);

•
reduce the percentage of the holders of the Senior Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants with respect to the Senior Notes, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Senior Notes.

We and the Trustee may modify or amend the Indenture, without the consent of any holder of the Senior Notes for any of the following purposes:
•
to evidence the succession of another person pursuant to the terms of the Indenture to us as obligor under the Indenture;

•
to add to the covenants for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon us in the Indenture;

•
to add Events of Default for the benefit of the holders of the Senior Notes;

•
to add or change any provisions of the Indenture to facilitate the issuance of Senior Notes, or to permit or facilitate the issuance of Senior Notes in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Senior Notes in any material respect;

•
to add, change or eliminate any provisions of the Indenture, provided that any such addition, change or elimination shall:

•
neither (a) apply to any Senior Note created prior to the execution of the supplemental Indenture effectuating such addition, change or elimination and entitled to the benefit of such provision, nor (b) modify the rights of the holder of such Senior Note with respect to such provision; or

•
become effective only when there are no Senior Notes outstanding under the Indenture;

•
to secure the Senior Notes;

•
to evidence and provide for the acceptance or appointment of a successor Trustee with respect to the Senior Notes or facilitate the administration of the trusts under the Indenture by more than one Trustee;

•
to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, provided that in each case, such provisions shall not adversely affect the interests of the holders of the Senior Notes in any material respect; and

•
to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Discharge, Defeasance and Covenant Defeasance
Under the Indenture, we may discharge certain obligations to holders of the Senior Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year. We can discharge these obligations by irrevocably depositing with the Trustee funds in United States dollars in an amount sufficient to pay the entire indebtedness on the Senior Notes, including the principal of and interest payable on the Senior Notes to the date of the deposit, if the Senior Notes have become due and payable, or to the maturity date, if the Senior Notes have not yet become due and payable.
We may also elect either of the following:
•
to be defeased and discharged from any and all obligations with respect to the Senior Notes (“legal defeasance”), except our obligations, including but not limited to:

•
to register the transfer or exchange of the Senior Notes;

•
to replace temporary or mutilated, destroyed, lost or stolen Senior Notes;

•
to maintain an office or agency for the Senior Notes; and

•
to hold moneys for payment in trust; or

•
to be defeased and discharged from certain of our obligations described under “— Certain Covenants,” including “— Certain Covenants — Sale or Issuance of Capital Stock in Principal Subsidiary Bank,” with respect to the Senior Notes and our obligations described under “— Merger, Consolidation or Sale of Assets” or, to the extent permitted by the terms of the Senior Notes, our obligations with respect to any other covenant (“covenant defeasance”).

If we choose to defease and discharge our obligations under the covenants with respect to the Senior Notes, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an Event of Default with respect to the Senior Notes. However, to make either election, we must irrevocably deposit with the Trustee, in trust, an amount, in United States dollars, in United States government obligations or both, that will provide sufficient funds to pay the principal of and interest on the Senior Notes on the relevant scheduled due dates.
We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:
•
we have delivered to the Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable United States federal income tax laws occurring after the date of the Indenture;

•
we have delivered to the Trustee an opinion of counsel to the effect that, after the 120th day following the deposit or, if longer, after the expiration of the longest preference period applicable to us under federal or state law in respect of such deposit, the trust funds deposited with the Trustee to pay the principal of and interest on the Senior Notes on the relevant scheduled due dates will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•
any such legal defeasance or covenant defeasance, as the case may be, does not result in, or constitute, a breach or violation of the Indenture or any other material agreement which we are a party to or obligated under; and

•
no Event of Default, or event that with notice or lapse of time or both will be an Event of Default, has occurred and is continuing with respect to the Senior Notes.

Effect of Benchmark Transition Event
Benchmark Replacement.   If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Senior Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

(4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of           basis points per annum.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “— Interest.”
Determinations and Decisions
The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Senior Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the Senior Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the Senior Notes and the Trustee absent manifest error;

•
if made by us as calculation agent, will be made in our sole discretion;

•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Senior Notes, the Trustee or any other party.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Senior Notes, then we will make that determination, decision or election on the same basis as described above.
Same-Day Settlement and Payment
Initial settlement for the Senior Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Trustee
U.S. Bank National Association will act as Trustee for the Senior Notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee and its affiliates in the ordinary course of business. Additionally, we may maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include U.S. Bank National Association serving as Trustee under the Indenture involving our existing debt securities, serving as Trustee in connection with trust preferred securities that were issued by certain of our financing trusts, and providing us with general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under the Senior Notes, or upon the occurrence of a default under another Indenture under which U.S. Bank National Association serves as Trustee, the Trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor Trustee.
The Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act.
The Trustee, in any of its capacities under the Indenture, has not participated in the preparation of this prospectus supplement and does not assume responsibility for its contents, including, for avoidance of doubt, any reports, financial statement, or any other collateral information related to or referred to herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of the information contained or incorporated in this prospectus supplement or any other information provided by United in connection with the offering of the Senior Notes. The Trustee does not have any liability in relation to the information contained or incorporated by reference in this prospectus supplement or any other information provided by United in connection with the offering of the Senior Notes or their distribution.
Calculation Agent
We will appoint a calculation agent for the Senior Notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Senior Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.
Miscellaneous
We, or our affiliates, may from time to time purchase any of the Senior Notes that are then outstanding, by tender in the open market or by private agreement.
Notices
Any notices required to be given to the holders of the Senior Notes will be given to DTC.
Governing Law
The Indenture and the Senior Notes are governed by and will be construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM
Investors may elect to hold beneficial interests in the global security certificates representing the Senior Notes through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority (“FINRA”). Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com or www.dtc.org.
Purchase of Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each actual purchaser (which we refer to as “beneficial owners”) of the Senior Notes will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Senior Notes except in the event that use of the book-entry system for the Senior Notes is discontinued.
To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Senior Notes with the Trustee as custodian for DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Senior Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any Senior Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the Senior Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, we will appoint a successor depository. If we do not appoint such successor depository within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility, or an Event of Default under the Indenture with respect to the Senior Notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Senior Notes advise DTC to cease acting as depository for the Senior Notes, we will issue Senior Notes in certificated form (the “Certificated Notes”) in exchange for that global security. In addition, we may at any time and in our sole discretion decide not to have the Senior Notes represented by global securities. In such event, we will issue Certificated Notes in exchange for all of the Senior Notes represented by global securities. The Certificated Notes issued in exchange for those global securities will be in the same minimum denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the Senior Notes for any purpose, including receiving payments of principal or interest.
As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Senior Notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such Senior Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•
will not be entitled to have such global security certificates or the Senior Notes represented by these certificates registered in their names;

•
will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or any Senior Notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such Senior Notes.

All redemption proceeds, distributions and interest payments on the Senior Notes and all transfers and deliveries of such Senior Notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither United nor the Trustee will have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests
Neither United, nor any of the underwriters or the Trustee, will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.
The information in this section concerning DTC and its book-entry system has been obtained from sources that United believes to be accurate, but we assume no responsibility for the accuracy thereof.
Beneficial interests in the global securities representing the Senior Notes will be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes applicable to U.S. and non-U.S. holders (as defined below) who acquire Senior Notes pursuant to this offering at their original “issue price” (the first price at which a substantial amount of the Senior Notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the IRS and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations. This discussion deals only with Senior Notes held as “capital assets” within the meaning of Section 1221 of the Code, and it does not purport to be applicable to holders subject to special rules, such as banks, financial institutions, insurance companies, tax-exempt entities, grantor trusts, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons subject to the alternative minimum tax, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, entities classified as partnerships for U.S. federal income tax purposes or other flow-through entities or arrangements (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, real estate investment trusts, regulated investment companies or passive foreign investment companies for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding the Senior Notes through a “hybrid entity” or persons holding the Senior Notes as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale” or “integrated” transaction for U.S. federal income tax purposes and persons required to accelerate the recognition of any item of gross income with respect to the Senior Notes as a result of such income being recognized on an applicable financial statement. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the Senior Notes and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010. This discussion assumes that the Senior Notes will be treated as debt instruments for U.S. federal income tax purposes.
If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Senior Notes, the tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who are partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the Senior Notes should consult their own tax advisors. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
Under certain circumstances, we will be discharged from any and all obligations in respect of the Indenture. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, and local tax consequences of such a discharge.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding at a rate of 30% will generally be required under provisions of the Code commonly referred to as “FATCA” on interest in respect of interest paid on the Senior Notes if such notes are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Senior Notes are held will affect the determination of whether such withholding is required. Similarly, payments of interest to a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to FATCA withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Treasury Department. Under proposed regulations promulgated by the Treasury Department, on which taxpayers may rely until final regulations are issued, FATCA withholding will not be imposed on gross proceeds from any sale or other disposition of the Senior Notes. We will not pay any additional amounts to holders of Senior Notes in respect of any amounts withheld. You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your holding of the Senior Notes.
THIS SUMMARY OF U.S. FEDERAL INCOME TAX ISSUES IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS FOR U.S. AND NON-U.S. HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES. PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME, ESTATE AND OTHER TAX LAWS OR ANY TAX TREATY.
The terms of the Senior Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments.” According to those U.S. Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the Senior Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable U.S. Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Senior Note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the Senior Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Senior Notes will not be considered contingent payment debt instruments.
U.S. Holders of the Senior Notes
As used in this discussion, the term “U.S. holder” means a holder that is a beneficial owner of a Senior Note and that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Interest on the Senior Notes.   It is expected, and this discussion assumes, that the Senior Notes will be issued with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes. Accordingly, a U.S. holder will generally be required to recognize as ordinary income any interest paid or accrued on the Senior Notes in accordance with its regular method of accounting for U.S. federal income tax purposes.
Disposition of Senior Notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a Senior Note, a U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (except to the extent of accrued but unpaid interest, which will be taxable as ordinary income) and such holder’s adjusted tax basis in the Senior Note. A U.S. holder’s adjusted tax basis in a Senior Note generally will be equal to the amount that such U.S. holder paid for the Senior Note. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the disposition a U.S. holder has held the Senior Note for more than one year. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding.   Information reporting requirements generally will apply in connection with payments of interest on the Senior Notes to, and the proceeds from a sale, exchange or other disposition of the Senior Notes by, non-corporate U.S. holders. Under the Code and applicable U.S. Treasury regulations, a U.S. holder may be subject to backup withholding (currently at a rate of 24% for payments made before January 1, 2026) with respect to any payments on the Senior Notes, or the proceeds of a sale, exchange or other disposition of the Senior Notes, unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will generally be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders of the Senior Notes
As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a Senior Note that is not, for U.S. federal income tax purposes, a U.S. holder as defined above, nor an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.
Interest on the Senior Notes.   Subject to the discussions below under “— Backup Withholding, Information Reporting and Other Reporting Requirements,” U.S. federal withholding tax will not apply to any payment of interest on a Senior Note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” This will be the case provided that the non-U.S. holder:
•
does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•
is not a bank that acquired the Senior Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person as defined under the Code, which certification may be made on an IRS Form W-8BEN,

W-8BEN-E or other appropriate form, or (b) holds its Senior Notes through various foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.
Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals, particularly entities treated as partnerships for U.S. federal income tax purposes and certain other flow through entities, and to non-U.S. holders acting as (or holding Senior Notes through) intermediaries.
If the portfolio interest exemption does not apply, payments of interest will be subject to U.S. federal withholding tax at a 30% tax rate, unless the non-U.S. holder provides us with a properly executed: (1) IRS Form W-8BEN, W-8BEN-E or other appropriate form, claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the Senior Note is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States.
If a non-U.S. holder is engaged in a trade or business in the United States and interest on a Senior Note is effectively connected with the conduct of that trade or business (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), such non-U.S. holder (although exempt from U.S. federal withholding tax at the 30% tax rate) will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of “effectively connected earnings and profits,” as determined under the Code, for the taxable year. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.
Disposition of Senior Notes.   Subject to the discussions below under “— Backup Withholding, Information Reporting and Other Reporting Requirements,” except with respect to accrued and unpaid interest, which will be treated as described above under “— Non-U.S. Holders of the Senior Notes — Interest on the Senior Notes,” any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Senior Note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case such person will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, and if such non-U.S. holder is a corporation, such holder may be subject to the branch profits tax referred to above, unless the holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty, or (ii) such person is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met in which case such person will generally be subject to a U.S. federal income tax of 30% (or, if applicable, a lower income tax treaty rate) on such gain, which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
Backup Withholding, Information Reporting and Other Reporting Requirements.   In general, backup withholding will not apply to a payment of interest on a Senior Note to a non-U.S. holder, or to proceeds from the disposition of a Senior Note by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is not a U.S. person as defined under the Code and neither we nor our paying agent has actual knowledge to the contrary.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of Senior Notes by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States unless the proceeds are transferred to an account maintained by the non-U.S. holder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address or the sale has some other specified connection to the United States. However, if a non-U.S. holder sells or otherwise disposes of Senior Notes through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption

(and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells Senior Notes through a foreign broker which derives more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS
Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account (“IRA”), Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire or hold the Senior Notes should consider whether an investment in the Senior Notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements. Such persons should also consider whether an investment in the Senior Notes would involve a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.
Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as IRAs, collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (collectively, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plans. Such parties in interest or disqualified persons could include, without limitation, United, the underwriters, the Trustee or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local or non-U.S. or other laws, rules or regulations (“Similar Laws”).
The acquisition, holding or disposition of the Senior Notes by or on behalf of a Plan with respect to which United, the underwriters, the Trustee or any of their respective affiliates (collectively, the “Transaction Parties”) are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Senior Notes are acquired, held or disposed of pursuant to and in accordance with an applicable exemption.
Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Senior Notes. These class exemptions include: PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase, holding and sale of the Senior Notes and related lending transactions with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any of such exemptions will be satisfied or that any of these exemptions will be available with respect to transactions involving the Senior Notes.
Each purchaser or holder of the Senior Notes or any interest therein, and each person making the decision to purchase, hold or dispose of the Senior Notes on behalf of any such purchaser or holder, will be deemed by its acquisition of the Senior Notes to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the Senior Notes to the date on which the purchaser disposes of its interest in the Senior Notes, either (i) such purchaser and holder is not acquiring, holding or disposing of the Senior Notes with “plan assets” of any Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) (A) its purchase, holding or disposition of the Senior Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws, and (B) neither United, the underwriters, the Trustee nor any of their respective affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of any Similar Laws) in connection with the purchase, holding or disposition of the Senior Notes and has not provided any advice concerning the purchase, holding or disposition of the Senior Notes.
The foregoing discussion is general in nature and is not intended to be all inclusive or to be construed as legal advice. None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase, holding or disposition of the Senior Notes. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Senior Notes on behalf of or with “plan assets” of any Plan or of any plan subject to Similar Law consult with their legal counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase, holding or disposition under Similar Laws, as applicable.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated            , 2020 (the “underwriting agreement”), between us and the underwriters named below (the “underwriters”), for whom U.S. Bancorp Investments, Inc. and Morgan Stanley & Co. LLC are acting as representatives (the “representatives”), have generally agreed to purchase, and we have agreed to sell to them, severally, but not jointly, from us the principal amount of Senior Notes listed opposite their respective names below.
Underwriter	Principal Amount of Senior Notes
U.S. Bancorp Investments, Inc.	$
Morgan Stanley & Co. LLC	$
Total	$
The underwriting agreement provides that the obligations of the several underwriters to purchase the Senior Notes offered hereby are subject to certain conditions precedent and that the underwriters are obligated to purchase all of the Senior Notes offered by this prospectus supplement if any of the Senior Notes are purchased.
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The following table shows the per Senior Note and total underwriting discounts to be paid to the underwriters by us with respect to Senior Notes offered hereby.
Per Senior Note	$
Total	$
We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $      .
Senior Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Senior Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of    % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.
The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.
No Sales of Similar Securities
We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including the closing date of the offering contemplated hereby, that we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive such securities, other than the Senior Notes.
No Public Trading Market
There is currently no public trading market for the Senior Notes. In addition, we have not applied and do not intend to apply to list the Senior Notes on any securities exchange or to have the Senior Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Senior Notes. However, they are not obligated to do so and may discontinue any market-making in the Senior Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Senior Notes will develop, that you will be able to sell your Senior Notes at a particular time, or that the price you receive when you sell will be favorable. If an active public trading market for the Senior Notes does not develop, the market price and liquidity of the Senior Notes may be adversely affected. If the Senior Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Price Stabilization, Short Positions
In connection with this offering of the Senior Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Senior Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Senior Notes. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative has repurchased Senior Notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the Senior Notes offered hereby has been passed upon for us by Squire Patton Boggs (US) LLP, Atlanta, Georgia. Certain legal matters related to the offering will be passed upon for the underwriters by Kilpatrick Townsend & Stockton LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Common Stock, Preferred Stock, Depositary Shares, Debt
Securities and Warrants
The following are the types of securities that we may offer and sell from time to time:
•
shares of common stock, $1.00 par value per share;

•
shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
depositary shares representing preferred stock;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•
warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

This prospectus provides you with a general description of the securities we may offer.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI.” We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. The specific terms for each security will be included in a prospectus supplement that will contain information on the offering terms, the initial public offering price, and the net proceeds we will receive from securities sales.
For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares Representing Preferred Stock,” “Description of Debt Securities” and “Description of Warrants.”
Investing in our securities involves a high degree of risk. We urge you to read carefully the sections entitled “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter’s discount, agent’s commission and other offering expenses.
The date of this prospectus is June 3, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that United Community Banks, Inc. filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may sell:
•
shares of common stock, $1.00 par value per share;

•
shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities;

•
depositary shares representing preferred stock;

•
debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock;

•
warrants to purchase our common stock or preferred stock; and

•
any combination of the foregoing securities.

To understand the terms of the securities issuable under this prospectus, you should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus we may authorize to be delivered to you. This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities and warrants. Each time we sell common stock, preferred stock, depositary shares, debt securities or warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update or change information in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any prospectus supplement or any free writing prospectus, is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the securities. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
We are issuing the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 3. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

BUSINESS
You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the securities issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about the securities and us.
The Company
We are a bank holding company headquartered in Blairsville, Georgia. At March 31, 2020, United had total assets of $13.1 billion, total loans of $8.9 billion, total deposits of $11.0 billion and shareholders’ equity of $1.6 billion. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of the date hereof, operated at 149 offices in Georgia, North Carolina, South Carolina and Tennessee.
We provide a wide array of commercial and consumer banking services, including checking, savings and time deposit accounts, secured and unsecured loans, mortgage loans, payment services, wire transfers, brokerage, investment advisory services and other related financial services to our customers. Our business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. We believe that this combination of service and expertise sets us apart and is instrumental in our strategy to build long-term relationships. We operate as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to our larger, more sophisticated, customers. Our organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of our Commercial Banking Solutions unit.
We offer a full range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses, mid-sized commercial businesses and non-profit organizations, including originating loans partially guaranteed by the SBA and to a lesser extent by the USDA loan programs. We also operate United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. We also own a captive insurance subsidiary, NLFC Reinsurance Corp., Inc., which provides reinsurance on a property insurance contract covering equipment financing by the Company’s equipment financing division and risk management services. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s commercial and small business customers. Additionally, we provide retail brokerage services through a third-party broker/dealer.
We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is https://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions or events, and statements about our future performance, operations, products and services, and should be viewed with caution.
Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are out of our control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ from those contemplated include, but are not limited to, the risk factors set forth in this prospectus or our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as well as the following factors:
•
negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidents, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense;

•
changes in loan underwriting, credit review or loss policies associated with economic conditions, examination conclusions or regulatory developments, either as they currently exist or as they may be affected by conditions associated with the COVID-19 pandemic;

•
the COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•
strategic, market, operational, liquidity and interest rate risks associated with our business;

•
continuation of historically low interest rates coupled with other potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of London Interbank Offered Rate (“LIBOR”) as an interest rate benchmark, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;

•
our lack of geographic diversification and any unanticipated or greater than anticipated adverse conditions in the national or local economies in which we operate;

•
our loan concentration in industries or sectors that may experience unanticipated or greater than anticipated adverse conditions than other industries or sectors in the national or local economies in which we operate;

•
the risks of expansion into new geographic or product markets;

•
risks with respect to future mergers or acquisitions, including our ability to successfully expand and complete acquisitions and integrate businesses and operations that we acquire;

•
our ability to attract and retain key employees;

•
competition from financial institutions and other financial service providers including financial technology providers and our ability to attract customers from other financial institutions;

•
losses due to fraudulent and negligent conduct of our customers, third party service providers or employees;

•
cybersecurity risks and the vulnerability of our network and online banking portals, and the systems or parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect our business and financial performance or reputation;

•
our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;

•
the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;

•
the availability of and access to capital;

•
legislative, regulatory or accounting changes that may adversely affect us;

•
volatility in the allowance for credit losses resulting from the current expected credit losses, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic;

•
adverse results (including judgments, costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory proceedings, examinations, investigations, or similar matters, or developments related thereto;

•
any matter that would cause us to conclude that there was impairment of any asset, including intangible assets;

•
limitations on our ability to make dividends and other distributions from the Bank to the Company, which could affect the Company liquidity, including the ability to pay dividends to shareholders or take other capital actions; and

•
other risks and uncertainties disclosed in documents filed or furnished by us with or to the SEC, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in other reports that we file with the SEC. We caution that the foregoing list of factors is not exclusive, and that you should not place undue reliance on forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds we receive from any offering of these securities for general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion through mergers and acquisitions or otherwise, refinancing or extending the maturity of debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus and any prospectus supplement to or through one or more underwriters or dealers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
Shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (4) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (5) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCBI.” Our preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

DESCRIPTION OF SECURITIES
The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Georgia Business Corporation Code. Our Articles and Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2020. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add to, update or change the terms and conditions of the securities as described in this prospectus.
Description of Common Stock
Common Stock
Our authorized voting common stock consists of 150,000,000 shares, $1.00 par value per share. All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of our common stock, together with any holders of the Company’s non-voting common stock, any participating preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of any preferred stock, all of our assets available for distribution, in cash or in kind.
Subject to the rights of any holders of our preferred stock to receive dividends, all shares of our common stock, together with any shares of our non-voting common stock and any participating preferred stock, are entitled to share equally in any dividends that our Board of Directors may declare on our common stock, any non-voting common stock, any participating preferred stock from sources legally available for distribution.
As of April 30, 2020, 78,290,267 shares of the common stock were issued and outstanding, exclusive of 596,902 shares of common stock issuable under our deferred compensation plan; 764,828 shares of common stock that may be issued upon the vesting of restricted stock and restricted stock units; no shares of common stock that may be issued upon the exercise of options outstanding and no shares of common stock reserved for issuance upon the exercise of warrants.
Non-Voting Common Stock
General.   Our authorized non-voting common stock consists of 26,000,000 shares, $1.00 par value per share. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, our common stock. As of April 30, 2020, no shares of non-voting common stock were issued and outstanding.
No Voting Rights.   Except as required by Georgia law or our Articles, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of our shareholders. The Articles provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.
Dividends.   Subject to the preferential dividend rights, if any, of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors on the common stock. If a dividend is declared and paid with respect to the common stock, then the board of directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the board of directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.

Distributions.   After distribution in full of any preferential amount to be distributed to the holders of preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of our remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.
Adjustments.   In the event of any stock split, combination or other reclassification of either the common stock or the non-voting common stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of common stock will receive shares of common stock and only holders of non-voting common stock will receive shares of non-voting common stock.
Conversion.   The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer.” An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of the applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act; (iii) to a person that is acquiring at least a majority of our outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
Mergers, Consolidations, Etc.   In the event of any merger, consolidation, reclassification or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of non-voting common stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of common stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the non-voting common stock will be non-voting securities under the resulting corporation’s organization documents and United will make appropriate provisions and take such actions necessary to ensure that holders of the non-voting common stock will retain securities with substantially the same rights and benefits as the non-voting common stock. In the event the holders of common stock are provided the right to convert or exchange common stock for stock or securities, cash and/or any other property, then the holders of the non-voting common stock will be provided the same right based upon the number of shares of common stock such holders would be entitled to receive if such shares of non-voting common stock were converted into shares of common stock immediately prior to such offering. In the event that United offers to repurchase shares of common stock from its shareholders generally, United will offer to repurchase non-voting common stock pro rata based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of common stock, United will provide the holders of the non-voting common stock the right to participate based upon the number of shares of common stock such holders would be entitled to receive if such shares were converted into shares of common stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the non-voting common stock will be issued in the form of non-voting common stock rather than common stock.
Restrictions on Transfer.   Shares of the non-voting common stock may only be transferred in an Approved Transfer, as described above.
Description of Preferred Stock
Under our Articles, we have the authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as our board of directors may determine, subject to limitations set forth in our Articles. The preferred stock may be issued for any lawful corporate purpose without further action by our shareholders. The issuance of any preferred stock having conversion rights might have the effect of diluting the interests of our other shareholders. In addition, shares of preferred stock could be issued with rights, privileges and preferences that would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued or outstanding; (ii) 287,411 shares of Series A Preferred Stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B Preferred Stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C Preferred Stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D Preferred Stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E Preferred Stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F Preferred Stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G Preferred Stock are authorized, with no shares issued and outstanding; and (ix) 9,992 shares of Series H Preferred Stock are authorized, with no shares issued and outstanding.
Description of Depositary Shares Representing Preferred Stock
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If so, we will issue depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, and will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.
The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.
Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement that includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” below.
General
Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any.
In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.
The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.
Redemption of Depositary Shares
If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.
After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.
Voting the Preferred Stock
We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.
Withdrawal of Preferred Stock
When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.
Amendment of the Deposit Agreement
The depositary and we can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least 66 2∕3% of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million.
Notices
We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.
Limitation of Liability
Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to use of best judgment and performance in good faith of our and its respective duties under the deposit agreement. The depositary and we will be liable only for gross negligence, willful misconduct, fraud or bad faith in performing of our respective duties under the deposit agreement. We and the depositary will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless such party receives what, in its sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. The depositary and we will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. The depositary and we may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Title
The depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.
Description of Debt Securities
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

We have summarized the general terms and provisions of the indenture below but the summary is not complete. Form of indentures for senior indebtedness and subordinated indebtedness have been incorporated by reference as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities.” You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the form of indentures. This summary refers to both indentures as the form of “indenture.”
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.
We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
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the title of the debt securities;

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the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated;

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any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities;

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the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, premium and interest on the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. United, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•
we are the surviving corporation or the successor person (if other than United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•
certain other conditions are met.

Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of or premium on any debt security of that series when due and payable;

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default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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adversely affect the right to convert any debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
•
depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:
•
in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Description of Warrants
This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered under that applicable prospectus supplement and any contrary general terms outlined in this section that will not apply to those warrants.
We may issue warrants independently or together with debt or equity securities. The warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, all as stated in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants offered in this prospectus, including the following, if applicable:
•
the offering price;

•
the title of the warrants;

•
the designation and terms of any related debt securities with which the warrants are to be issued and the number of the warrants offered with each debt security;

•
the date, if any, on and after which the holder of the warrants can transfer them separately from the related debt securities;

•
the date on which the right to exercise the warrants will commence and the date on which this right will expire; and

•
whether the warrant certificates representing the warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

A holder can exchange warrant certificates for new warrant certificates of different authorized denominations, and can exercise his or her warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Each warrant entitles the holder of that warrant to purchase the principal amount of securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise warrants during the period stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder can exercise warrants as stated in the applicable prospectus supplement relating to the warrants. We will, as soon as practicable, forward to you the securities purchased upon exercise. If less than all of the warrants represented by the warrant certificates are exercised, a new warrant certificate will be issued for the remaining warrants.

LEGAL MATTERS
Squire Patton Boggs (US) LLP will provide an opinion as to the legality of the securities. Any underwriters or placement agents will be represented by their own counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•
our Proxy Statement for the 2020 Annual Meeting of our shareholders, filed with the SEC on March 24, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020;

•
our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 7, 2020 and June 2, 2020 (in each case, except to the extent “furnished” but not filed);

•
all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2019; and

•
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement. You may obtain documents incorporated by reference in this prospectus or any accompanying prospectus supplement by requesting them in writing or by telephone from Jane Keith, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.
We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We have filed a registration statement on Form S-3 to register the securities to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$
    % Fixed-to-Floating Rate Senior Notes due June   , 2030

Prospectus Supplement

Joint Book-Running Managers
US Bancorp	Morgan Stanley
June   , 2020